Exhibit 4.2

EXECUTION VERSION

V.F. CORPORATION

Third Supplemental Indenture

Dated as of September 20, 2016

(Third Supplemental to the Indenture Dated as of October 15, 2007)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Paying Agent

THIRD SUPPLEMENTAL INDENTURE, dated as of September 20, 2016 (the “Third Supplemental Indenture”), among V.F. Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee”), and The Bank of New York Mellon, London Branch, as Paying Agent (herein called the “Paying Agent”);

RECITALS:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 15, 2007 (the “Base Indenture,” and together with this Third Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities;

WHEREAS, Section 2.01 of the Base Indenture permits the form of Securities of any series to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 3.01 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to an indenture supplemental to the Base Indenture;

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities under the Base Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Third Supplemental Indenture;

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terns, have been done;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities established by this Third Supplemental Indenture by the Holders thereof (the “Noteholders”), it is mutually agreed, for the equal and proportionate benefit of all such Noteholders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Relation to Base Indenture. This Third Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Third Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 1.02.    Definitions. For all purposes of this Third Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Third Supplemental Indenture:

(a)    Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Third Supplemental Indenture;

(b)    The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(c)    The definition of “Opinion of Counsel” in Section 1.01 of the Base Indenture is hereby amended by replacing “who shall be acceptable” with “which opinion shall be acceptable”.

(d)    The terms defined in this Section 1.02(c) have the meanings assigned to them in this Section and include the plural as well as the singular:

“Additional Amounts” shall have the meaning set forth in Section 2.01(l).

“Applicable Law” shall have the meaning set forth in Section 2.02.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance composed of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee shall not be charged with knowledge of a Below Investment Grade Rating Event unless it has received actual notice thereof.

“Business Day” is any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close and (2) for any payments to be made under the Indenture, such day shall also be a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as such term is used in Sections 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; (3) the consummation by the Company of a consolidation with, or merger with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or the consummation by any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) of a consolidation with, or merger with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Notice” has the meaning set forth in Section 5.01.

“Change of Control Payment” means, with respect to any Notes, any amount payable upon repurchase of the such Notes pursuant to Article 5.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking Société Anonyme, Luxembourg.

“Code” means the United States Internal Revenue Code of 1986, as amended to the date hereof.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the Maturity Date (assuming, for this purpose, that the Notes mature on the Make Whole Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield-to-maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“€” or “euros” means the single currency of the Participating Member States.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Euroclear/Clearstream” means, collectively, Euroclear and Clearstream.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch, Inc. or any successor to its rating agency business.

“Interest Payment Date” has the meaning set forth in Section 2.01(d).

“Interest Period” has the meaning set forth in Section 2.01(d).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Make Whole Call Date” means June 20, 2023.

“Maturity Date” has the meaning set forth in Section 2.01(c).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Notes” has the meaning set forth in Section 2.01(a).

“Participating Member States” means member states of the European Union which have adopted or adopt the single currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time).

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Tendered Notes” has the meaning set forth in Section 5.01(b)(i).

“United States” has the meaning set forth in Section 2.01(l).

“United States person” has the meaning set forth in Section 2.01(l).

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.    Terms of the Notes. Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a)    Designation and Principal Amount. The Securities of this series shall be known and designated as the “0.625% Senior Notes due 2023” (the “Notes”) of the Company, initially limited in aggregate principal amount to €850,000,000. The CUSIP number of the Notes is 918204AW8, the Common Code is 149244646 and the ISIN number is XS1492446460. If additional Securities of this series are issued pursuant to Section 3.01 of the Base Indenture, and if such additional Securities are not fungible with the Notes for U.S. federal income tax purposes, such additional Securities shall have one or more separate CUSIP numbers, Common Codes and/or ISIN numbers.

(b)    Form and Denominations. The Notes will be issued only in fully registered form, and the authorized denominations of the Notes shall be €100,000 and integral multiples of €1,000 in excess thereof. The Notes will initially be issued in the form of one or more Global Securities substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same. The Notes will be denominated in euros and payments of principal and interest will be made in euros.

(c)    Maturity Date. The principal amount of, and all accrued and unpaid interest on, the Notes shall be payable in full on September 20, 2023, or if such day is not a Business Day, the following Business Day (the “Maturity Date’’).

(d)    Interest. Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date shall be the amount accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of September 20, 2016, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”). The Notes will bear interest at the rate of 0.625% per year from the original issue date thereof to the Maturity Date. Interest on the Notes shall be payable annually in arrears on September 20 of each year, beginning on September 20, 2017 (each such date, an “Interest Payment Date”).

The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or September 20, 2016 if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be postponed to the next succeeding day which is a Business Day (and no interest on such payment shall accrue for the period from and after such scheduled Interest Payment Date).

In the event the Maturity Date or a Redemption Date for the Notes falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding date that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable.

(e)    Issuance in Euros. Initial Noteholders will be required to pay for the Notes in euros, and all payments of principal of, the Redemption Price (if any), the Change of Control Payments (if any), interest and Additional Amounts (if any), on the Notes, shall be payable in euros; provided that if on or after the original issue date of the Notes, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then Participating Member States that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes shall be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any references in this Third Supplemental Indenture and the Notes to payments being made in euros notwithstanding, payments shall be made in U.S. dollars to the extent set forth in this Section 2.01(e).

(f)    To Whom Interest is Payable. Interest shall be payable to the Person in whose name the Notes are registered at the close of business on the Business Day next preceding the Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.

(g)    Place of Payment and Appointment. Principal of, the Redemption Price (if any), the Change of Control Payments (if any), and interest and Additional Amounts (if any) on,

the Notes shall be payable at the office or agency of the Paying Agent; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; and provided that the Company shall pay principal of, premium, if any, and interest on, the Global Securities registered in the name of or held by Euroclear/Clearstream or such other Depositary as any officer of the Company may from time to time designate, or its respective nominee, by wire in immediately available funds to Euroclear/Clearstream or such other such Depositary or its nominee, as the case may be, as the Noteholders of the Global Security.

(h)    Security Registrar and Paying Agent. The Company hereby appoints (i) The Bank of New York Mellon, London Branch, as the Paying Agent, and (ii) the Trustee as the Security Registrar for the Notes. Upon notice to the Trustee, the Company may change any Paying Agent or Security Registrar. The Notes may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose.

(i)    Funding of Payments. At least one Business Day prior to the date that any payment of principal of, the Redemption Price (if any), the Change of Control Payments (if any), or interest and Additional Amounts (if any) on, or any other amount payable in respect of the Notes is due and payable, the Company shall deposit with the Paying Agent an amount of money in euros sufficient to pay any and all such amounts due and payable in respect of the Notes on such payment date.

(j)    Sinking Fund; Noteholder Repurchase Right. The Notes shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Noteholders.

(k)    Global Notes. The Notes shall be issued initially in the form of a permanent Global Security or Global Securities in registered form and shall initially be deposited with and registered in the name of a nominee of The Bank of New York Mellon, London Branch, as the common depository, for the accounts of Euroclear/Clearstream as Depositary. Unless and until each such Global Security is exchanged for the Notes in certificated form, each Global Security may be transferred, in whole but not in part, and any payments on the Notes shall be made only to, such Depositary or a nominee of such Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

If, (i) Euroclear or Clearstream is no longer willing or able to discharge its responsibilities properly, and neither the Trustee nor the Company have approved a qualified successor within 90 days or (ii) a Noteholder shall so request upon the occurrence and continuance of an Event of Default with respect to the Notes, the Company will issue Notes in definitive form in authorized denominations in exchange, in whole or in part, as the case may be, for the Global Security that had been held by the Depositary. Any Notes issued in definitive form in exchange for a Global Security will be registered in the name or names that the Depositary gives to the Trustee or relevant agent of the Company or the Trustee. The Company expects that the Depositary’s instructions will be based upon directions received by the

Depositary from participants with respect to ownership of beneficial interests in the Global Security that had been held by the Depositary. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Security and will issue Notes in definitive form in exchange for such Global Security pursuant to the procedure described above.

(l)    Payment of Additional Amounts. The Company shall, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) on the Notes as are necessary in order that the net payment by the Company of the principal of, premium, if any, and interest on the Notes to a beneficial owner who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(i)    to any tax, assessment or other governmental charge that is imposed by reason of the Noteholder (or the beneficial owner for whose benefit such Noteholder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Noteholder if the Noteholder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Noteholder, being considered as:

(1)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights under the Indenture or the Notes), including being or having been a citizen or resident of the United States, being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(2)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(3)    being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code or any successor provision; or

(4)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii)    to any Noteholder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Noteholder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)    to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Noteholder or beneficial owner of the Notes to comply, to the extent it is legally able to do so, with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder or beneficial owner of the Notes, if compliance is requested with proper notice and required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)    to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or any Paying Agent from the payment;

(v)    to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vi)    to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(vii)    to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Noteholder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(viii)    to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(ix)    in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided in this Section 2.01(l), the Company shall not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Section 2.01(l) and Section 4.02, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the

term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any references in the Indenture and the Notes to principal, premium, interest or any other amount payable in respect of the Notes shall be deemed to include Additional Amounts, as the context shall require. If the Company shall be obligated to pay any Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee and Paying Agent an Officers’ Certificate stating that such Additional Amounts shall be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee or Paying Agent to pay such Additional Amounts to the Noteholders of such Notes on the payment date. The Company shall make copies of such certificate, as well as copies of tax receipts or other documentation evidencing the payment of the associated taxes or other charges, available to the Noteholders or beneficial owners of the Notes upon written request.

(m)    Valuation of Principal Amount of Securities. To the extent that any other securities are issued under the Indenture and denominated in a currency other than euro, the principal amount of the Notes and such other securities for purposes of any act, consent or waiver under the Indenture shall be determined by the Company as the U.S. dollar equivalent thereof, converted into U.S. dollars based on the spot rate (as determined by the Company in its sole discretion) at 11:00 a.m. on the Business Day before the record date for such act, waiver or consent (or, if there is no such record date, the date when such act, consent or waiver is taken).

Section 2.02.    FATCA. In order to assist the Trustee and any Paying Agent with its compliance with Sections 1471 through 1474 of the Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Company agrees (i) to provide, upon request, the Trustee and any Paying Agent information within the Company’s possession, which the Company is legally entitled to provide and is reasonably necessary for the Trustee’s and any Paying Agent’s determination of whether it has tax related obligations with respect to the Notes under Applicable Law and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under the Indenture and the Notes to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE 3

DEFEASANCE

Section 3.01.    Defeasance. Until the Maturity Date, the Notes will be subject to Article 13 of the Base Indenture; provided, however, that, solely with respect to the Notes:

(a)    Section 13.04(a) of the Base Indenture is hereby replaced with:

“(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 of this Indenture and agrees to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Noteholders, (i) cash in euros, (ii) euro-denominated European Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or (iii) a combination thereof, in each case in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Notes on the Maturity Date, in accordance with the terms of the Indenture and the Notes. As used herein, “European Government Obligations” means any security that is (1) a direct obligation of the Federal Republic of Germany or any country that is a member of the European Monetary Union whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the date of this Third Supplemental Indenture, for the payment of which the full faith and credit of the Federal Republic of Germany or such country, respectively, is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany or any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany or such country, respectively, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.”

(b)    Section 13.04(b) of the Base Indenture is hereby amended by replacing “Holders” in the eighth line thereof with “beneficial owners”.

(c)    Section 13.04(c) of the Base Indenture is hereby amended by replacing “Holders” in the fourth line thereof with “beneficial owners”.

(d)    Section 13.05 of the Base Indenture is hereby replaced with:

“Section 13.05. Deposited Money and euro-denominated European Government Obligations To Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03 of the Base Indenture, all cash and euro-denominated European Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Noteholders of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the euro-denominated European Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders.

Anything in this Article to the contrary notwithstanding, upon payment in full of all amounts due and owing to the Trustee under the Indenture, the Trustee shall deliver or pay to the Company from time to time upon Company Request any cash or euro-denominated European Government Obligations held by it as provided in Section 13.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Notes.”

ARTICLE 4

REDEMPTION OF THE NOTES

Section 4.01.    Optional Redemption. The Notes are subject to redemption, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder to be redeemed at such Noteholder’s address as it appears in the Securities Register:

(a)    on any date prior to the Make Whole Call Date at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed or (ii) the sum calculated by the Company of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed if such Notes matured on the Make Whole Call Date (excluding any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on an annual basis (assuming ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 15 basis points, plus, in each case, accrued and unpaid interest thereon, to, but excluding, the Redemption Date; and

(b)    on and after the Make Whole Call Date, at a Redemption Price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date;

provided that unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 4.02.    Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the original issue date of the Notes, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by the use of reasonable measures available to the Company, then the Company may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder of Notes to be redeemed, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes, to, but excluding, the Redemption Date.

Section 4.03.    Notes Redeemed in Part. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee pro rata or by lot, but consistent with any applicable procedures of Euroclear/Clearstream and any applicable listing standards. In the event of redemption of Notes in part only, a new Note or Notes of like tenor of the unredeemed portion thereof (which shall not be less than the minimum authorized denomination for the Notes) shall be issued in the name of the Holder thereof upon cancellation thereof.

Section 4.04.    Redemption Procedures. Any redemption of Notes pursuant to this Article 4 shall be conducted in accordance with the applicable procedures set forth in Article 11 of the Base Indenture to the extent not otherwise set forth herein.

ARTICLE 5

CHANGE OF CONTROL REPURCHASE EVENT

Section 5.01.    Change of Control Repurchase Event.

(a)    If a Change of Control Repurchase Event with respect to the Notes occurs, unless the Company has exercised its right to redeem all the Notes, the Company shall make an offer to each Noteholder to repurchase all or any part (in integral multiples of €1,000) of that Noteholder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased, to, but excluding, the date of repurchase. Within 30 days following any such Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company shall mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) a notice (a “Change of Control Notice”) to each Noteholder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the Change of Control Notice, which date will be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream). The Change of Control Notice shall, if mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the Change of Control Notice.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.01 by virtue of such conflict.

(b)    On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful, with respect to the Notes:

(i)    accept for payment all Notes or portions of Notes (in integral multiples of €1,000) properly tendered pursuant to the Company’s offer (“Tendered Notes”);

(ii)    deposit, at least one Business Day prior to the applicable payment date, with the Paying Agent in immediately available funds an amount equal to the aggregate repurchase price in respect of all Tendered Notes; and

(iii)    deliver or cause to be delivered to the Trustee the Tendered Notes, together with an officers’ certificate stating that such Tendered Notes have been properly accepted by the Company and stating the aggregate principal amount of Tendered Notes being purchased by the Company.

(c)    The Trustee shall promptly mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder holding Tendered Notes the repurchase price for the Tendered Notes, and the Trustee shall, to the extent necessary, promptly authenticate and mail (or cause to be transferred by book-entry) to each such Noteholder a new security equal in principal amount to any unpurchased portion of any Tendered Notes; provided that each new security will be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(d)    The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if the Notes have been or are called for redemption by the Company prior to it being required to deliver notice of the Change of Control Repurchase Event, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.

(e)    Notwithstanding anything to the contrary contained herein, a revocable offer to repurchase the Notes upon a Change of Control Repurchase Event may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of the relevant Change of Control Repurchase Event, if a definitive agreement is in place for the applicable Change of Control at the time such offer to repurchase is made.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01.    Supplemental Indentures with Consent of Noteholders. As set forth in Section 9.01 of the Base Indenture, with the consent of the Holders of a majority in the aggregate principal amount of Notes of each series affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Third Supplemental Indenture or of modifying in any manner the rights of the Noteholders.

ARTICLE 7

MISCELLANEOUS

Section 7.01.    Relationship to Existing Base Indenture. This Third Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 7.02.    Modification of The Existing Base Indenture. Except as expressly modified by this Third Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.

Section 7.03.    Certain Rights of the Trustee.

(a)    Section 6.03(d) of the Base Indenture is hereby amended by (i) adding in the fourth line thereof after “faith and in” the word “conclusive” and (ii) adding in the fourth line thereof after the word “thereon” the words “without liability”.

(b)    Section 6.03 of the Base Indenture is hereby amended by adding new clauses (h), (i) and (j) following Section 6.03(g) as follows:

“(h)    delivery of reports, information and financial statements to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein;

(i)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(j)     the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the requisite Holders.”

Section 7.04.    Governing Law. This instrument and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.05.    Submission to Jurisdiction. To the fullest extent permitted by applicable law, the Company, the Trustee and, by accepting Notes, each Holder irrevocably submits to the non-exclusive jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to the Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, the Trustee and, by accepting Notes, each Holder irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.

Section 7.06.    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.07.    Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Notes).

Section 7.08.    Waiver of Jury Trial. THE COMPANY, THE TRUSTEE AND, BY ACCEPTING THE NOTES, EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 7.09.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of the Company (other than in its capacity as the Company) or of any of its direct or indirect parent companies shall have any liability, for any obligations of the Company under the Notes or the Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 7.10.    Consequential Loss. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.11.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by,

directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested all as of the day and year first above written.

V.F. CORPORATION

By:	/s/ Bryan H. McNeill
Bryan H. McNeill
Vice President – Controller and Chief Accounting Officer

Attest:

By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel & Secretary

By:	/s/ Patrick J. Guido
Patrick J. Guido
Vice President – Treasurer

Attest:

By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel & Secretary

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

THE BANK OF NEW YORK MELLON,
LONDON BRANCH, as Paying Agent

By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

The Bank of New York Mellon, London Branch
Attn: Corporate Trust Administration
One Canada Square
London E14 SAL
Tel: +44 (0) 207 964 5028
Fax: +44 (0) 207 964 2536

[Signature Page to Third Supplemental Indenture]

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED], HAS AN INTEREST HEREIN.

V.F. CORPORATION

0.625% Senior Notes due 2023

No. [ ]	ISIN: XS1492446460
Common Code: 149244646
€[ ]

V.F. CORPORATION, a corporation duly incorporated and subsisting under the laws of the Commonwealth of Pennsylvania (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [The Bank of New York Depository (Nominees) Limited]* [                    ], or registered assigns, the principal sum of €[            ] on September 20, 2023, [as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto,]* and to pay interest thereon from September 20, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on September 20 in each year, commencing on September 20, 2017, at the rate of 0.625% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or September 20, 2016 if no interest has been paid), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any scheduled Interest Payment Date for this Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be postponed to the next succeeding day which is a Business Day (and no interest on such payment shall accrue for the period from and after such scheduled Interest Payment Date).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Business Day next preceding the relevant Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Notes, at the close of business on the September 5 immediately prior to that Interest Payment Date (the “Regular Record Date”), whether or not a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Noteholder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Noteholders of Notes of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Principal of, the Redemption Price (if any), the Change of Control Payments (if any), and interest and Additional Amounts (if any) on, the Notes shall be payable at the office or agency of the Paying Agent; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; and provided that the Company shall pay principal of, premium, if any, and interest on, the Global Securities registered in the name of or held by Euroclear/Clearstream or such other Depositary as any officer of the Company may from time to time designate, or its respective nominee, by wire in immediately available funds to Euroclear/Clearstream or such other such Depositary or its nominee, as the case may be, as the Noteholders of the Global Security.

At least one Business Day prior to the date that any payment of principal of, the Redemption Price (if any), the Change of Control Payments (if any), or interest and Additional Amounts (if any) on, or any other amount payable in respect of the Notes is due and payable, the Company shall deposit with the Paying Agent an amount of money in euros sufficient to pay any and all such amounts due and payable in respect of the Notes on such payment date.

The Company has appointed (i) The Bank of New York Mellon, London Branch, as the Paying Agent, and (ii) the Trustee as the Security Registrar for the Notes. Upon notice to the Trustee, the Company may change any Paying Agent or Security Registrar. The Notes may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

V.F. CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: [                    ], 20[    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
[Authorized Signatory]

[Reverse of Note]

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of October 15, 2007 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a Third Supplemental Indenture, dated as of September 20, 2016 (herein called the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., a national banking association, as Trustee (the “Trustee”), and The Bank of New York Mellon, London Branch, as Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Paying Agent and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to €850,000,000. The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as the Notes.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture and those other provisions forming a part thereof with respect to the Notes, the provisions of the Indenture and such other provisions with respect to the Notes shall govern and be controlling.

The Notes are subject to redemption, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder of Notes to be redeemed at such Noteholder’s address as it appears in the Securities Register:

(A)    on any date prior to the Make Whole Call Date at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed or (ii) the sum calculated by the Company of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed if such Notes matured on the Make Whole Call Date (excluding any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on an annual basis (assuming ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 15 basis points, plus, in each case, accrued and unpaid interest thereon, to, but excluding, the Redemption Date; and

(B)    on and after the Make Whole Call Date, at a Redemption Price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date;

provided that unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes do not have the benefit of any sinking fund obligations.

For purposes of the foregoing redemption provisions, the following terms are applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the Maturity Date (assuming, for this purpose, that the Notes mature on the Make Whole Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield-to-maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Make Whole Call Date” means June 20, 2023.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee pro rata or by lot, but consistent with any applicable listing standards. In the event of redemption of Notes in part only, a new Note or Notes of like tenor of the unredeemed portion thereof (which shall not be less than the minimum authorized denomination for the Notes) shall be issued in the name of the Holder thereof upon cancellation thereof.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the original issue date of the Notes, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by the use of reasonable measures available to the Company, then the Company may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder of Notes to be redeemed, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes, to, but excluding, the Redemption Date.

If a Change of Control Repurchase Event with respect to the Notes occurs, unless the Company has exercised its right to redeem all the Notes, the Company shall make an offer to each Noteholder of the Notes to repurchase all or any part (in integral multiples of €1,000) of that Noteholder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased, to, but excluding, the date of repurchase. Within 30 days following any such Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company shall mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) a notice (a “Change of Control Notice”) to each Noteholder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the Change of Control Notice, which date will be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream). The Change of Control Notice shall, if mailed (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the Change of Control Notice.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful, with respect to the Notes:

(A)    accept for payment all Notes or portions of Notes (in integral multiples of €1,000) properly tendered pursuant to the Company’s offer (“Tendered Notes”);

(B)    deposit with the Trustee a cash amount in immediately available funds equal to the aggregate repurchase price in respect of all Tendered Notes; and

(C)    deliver or cause to be delivered to the Trustee the Tendered Notes, together with an officers’ certificate stating that such Tendered Notes have been properly accepted by the Company and stating the aggregate principal amount of Tendered Notes being purchased by the Company.

The Trustee or Paying Agent, as applicable, shall promptly mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear/Clearstream) to each Noteholder of Tendered Notes the repurchase price for the Tendered Notes, and the Trustee shall, to the extent necessary, promptly authenticate and mail (or cause to be transferred by book-entry) to each such Noteholder a new note equal in principal amount to any unpurchased portion of any Tendered Notes; provided that each new note will be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if the Notes have been or are called for redemption by the Company prior to it being required to deliver notice of the Change of Control Repurchase Event, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.

Notwithstanding anything to the contrary contained herein, a revocable offer to repurchase the Notes upon a Change of Control Repurchase Event may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of the relevant Change of Control Repurchase Event, if a definitive agreement is in place for the applicable Change of Control at the time such offer to repurchase is made.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Subject to certain exceptions, the Indenture or the Notes of any series thereunder may be amended or supplemented pursuant to Article 9 of the Base Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Noteholder surrendering the same.

No service charge shall be made to a Noteholder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company has caused Common Code and ISIN numbers to be printed on the Notes of this series and the Trustee or Registrar may use Common Code and ISIN numbers in notices of redemption or offers to repurchase as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or offer to repurchase.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The initial outstanding principal amount of this Global Security is €                    .

The following exchanges of a part of this Global Security for an interest in another Global Security or for Security in certificated form, or exchanges of a part of another Global Security or Security in certificated form for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.